Exhibit 10(ii)


                                                                 EXECUTION COPY

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                                    (364-day)
                                  $200,000,000

                                CREDIT AGREEMENT
                            Dated as of April 1, 2003

                         FLORIDA POWER CORPORATION d/b/a
                          PROGRESS ENERGY FLORIDA, INC.
                                    (Company)

                                       and

                 THE BANKS LISTED ON THE SIGNATURE PAGES HEREOF
                                     (Banks)

                                       and

                       THE OTHER LENDERS FROM TIME TO TIME
                                  PARTY HERETO
                                    (Lenders)

                                       and

                               JPMORGAN CHASE BANK
                             (Administrative Agent)


--------------------------------------------------------------------------------


                                 BANK ONE, N.A.
                                       and
                        DEUTSCHE BANK AG NEW YORK BRANCH
                             (Co-Syndication Agents)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                              (Documentation Agent)

                                TABLE OF CONTENTS


Section                                                                     Page

Article I
                      DEFINITIONS AND ACCOUNTING TERMS.........................1

         Section 1.01.     Certain Defined Terms...............................1
         Section 1.02.     Computation of Time Periods........................10
         Section 1.03.     Accounting Terms...................................10


Article II
                      AMOUNTS AND TERMS OF THE ADVANCES.......................11

         Section 2.01.     The Advances.......................................11
         Section 2.02.     Making the Advances................................11
         Section 2.03.     Facility Fee.......................................12
         Section 2.04.     Changes in the Commitments.........................13
         Section 2.05.     Repayment of Advances..............................13
         Section 2.06.     Evidence of Indebtedness...........................14
         Section 2.07.     Interest on Advances...............................14
         Section 2.08.     Additional Interest on Eurodollar Rate Advances....14
         Section 2.09.     Interest Rate Determination........................15
         Section 2.10.     Voluntary Conversion of Advances...................16
         Section 2.11.     Prepayments of Advances............................16
         Section 2.12.     Increased Costs....................................17
         Section 2.13.     Illegality.........................................17
         Section 2.14.     Payments and Computations..........................18
         Section 2.15.     Sharing of Payments, Etc...........................19
         Section 2.16.     Extension of the Revolving Period..................19
         Section 2.17.     Term Loan Conversion Option........................21


Article III
                      CONDITIONS OF LENDING...................................21

         Section 3.01.     Conditions Precedent to Closing....................21
         Section 3.02.     Conditions Precedent to Each Borrowing and to
                           the Exercise of the Term Loan Conversion Option....22


Article IV
                      REPRESENTATIONS AND WARRANTIES..........................23

         Section 4.01.     Representations and Warranties of the Company......23

Article V
                      COVENANTS OF THE COMPANY................................24

         Section 5.01.     Affirmative Covenants..............................24
         Section 5.02.     Negative Covenants.................................27


Article VI
                      EVENTS OF DEFAULT.......................................28

         Section 6.01.     Events of Default..................................28


Article VII
                      THE ADMINISTRATIVE AGENT................................30

         Section 7.01.     Authorization and Action...........................30
         Section 7.02.     Administrative Agent's Reliance, Etc...............30
         Section 7.03.     The Administrative Agent and its Affiliates........31
         Section 7.04.     Lender Credit Decision.............................31
         Section 7.05.     Indemnification....................................31
         Section 7.06.     Successor Administrative Agent.....................32


Article VIII
                      MISCELLANEOUS...........................................32

         Section 8.01.     Amendments, Etc....................................32
         Section 8.02.     Notices, Etc.......................................33
         Section 8.03.     No Waiver; Remedies................................33
         Section 8.04.     Costs, Expenses and Taxes..........................33
         Section 8.05.     Right of Set-off...................................36
         Section 8.06.     Binding Effect.....................................36
         Section 8.07.     Assignments and Participations.....................36
         Section 8.08.     Tax Structure Disclosure...........................40
         Section 8.09.     Governing Law......................................40
         Section 8.10.     WAIVER OF JURY TRIAL...............................40
         Section 8.11.     Execution in Counterparts..........................41
         Section 8.12.     Severability.......................................41
         Section 8.13.     Headings...........................................41
         Section 8.14.     Entire Agreement...................................41

SCHEDULES

I        Existing Facilities
II       Commitments

EXHIBITS

A-1      Form of Notice of Borrowing
A-2      Form of Notice of Conversion
B        Form of Assignment and Acceptance
C-1      Form of Opinion of General Counsel for the Company
C-2      Form of Opinion of Counsel for the Company
C-3      Form of Opinion of General Counsel for the Company upon Extension of the Revolving Period and Exercise of the Term Loan Conversion Option
C-4      Form of Opinion of Counsel for the Company upon Extension
         of the Revolving Period and Exercise of the Term Loan Conversion Option
D        Form of Opinion of Counsel for the Administrative Agent
E        Form of Request for Extension of the Revolving Period
F        Form of Term Loan Conversion Notice

                                CREDIT AGREEMENT
                            Dated as of April 1, 2003


     FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC., a Florida corporation (the "Company"), the banks listed on the signature pages hereof (the "Banks"), BANK ONE, N.A. and DEUTSCHE BANK AG NEW YORK BRANCH, as Co-Syndication Agents, WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent and JPMORGAN CHASE BANK ("JPMorganChase"), as administrative agent (the "Administrative Agent") for the Lenders (as hereinafter defined) hereunder.

                                   Article I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms.

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the introductory paragraph hereof.

          "Advance" means an advance by a Lender to the Company as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such Person or is a director or officer of such Person.

          "Applicable Lending Office" means, with respect to each Lender, (i) such Lender's Domestic Lending Office in the case of a Base Rate Advance, or (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means on any date, the rate per annum set forth below for the applicable Type of Advance, determined by reference to the ratings assigned to the Reference Securities:


----------------------------------------------------------------------------------------------------------------------------
                    LEVEL 1           LEVEL 2           LEVEL 3            LEVEL 4           LEVEL 5           LEVEL 6

Basis for      If the Reference  If the Reference  If the Reference   If the Reference  If the Reference  If the Reference
Pricing        Securities are    Securities are    Securities are     Securities are    Securities are    Securities are
               rated at least    rated lower than  rated lower than   rated lower       rated lower       rated low than
               A+ by S&P or      Level 1 but at    Level 2 but at     than Level 3      than Level 4      Level 5 or
               at lease A1 by    least A by S&P    least A- by S&P    but at least      but at least      unrated
               Moody's           or at least A2    or at least A3     BBB+ by S&P or    BBB by S&P or
                                 by Moody's        by Moody's         or Baa1 by        Baa2 by Moody's
                                                                      Moody's
----------------------------------------------------------------------------------------------------------------------------
Eurodollar          0.400%            0.500%             0.600%            0.825%            0.925%            1.200%
Rate
----------------------------------------------------------------------------------------------------------------------------
Base Rate           0.0%              0.0%               0.0%              0.0%              0.0%             0.200%
----------------------------------------------------------------------------------------------------------------------------

     The Applicable Margin will increase by 0.125% for at any time that more than 33% of the Commitments are utilized. The Applicable Margin will be redetermined on the date of any change in the rating assigned by Standard & Poor's or Moody's, as the case may be, to the Reference Securities. If and so long as an Event of Default shall have occurred and shall be continuing, the Applicable Margin will increase by 2.00%. If the ratings assigned to the Reference Securities by Standard & Poor's and Moody's are not comparable (i.e., a "split rating"), and (i) the ratings differential is one category, the higher of such two ratings shall control, unless either rating is below BBB- (in the case of Standard & Poor's) or Baa3 (in the case of Moody's), in which case the lower of such two ratings shall control, or (ii) the ratings differential is two or more categories, the rating that is one below the higher of the two ratings shall control, unless either rating is below BBB- (in the case of Standard & Poor's) or Baa3 (in the case of Moody's), in which case the lower of such two ratings shall control. If the Company exercises the Term Loan Conversion Option, at all times after the last day of the Revolving Period, the Applicable Margin will increase by 0.250% for Levels 1 through 5 and by 0.500% for Level 6.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Acceptance" means an assignment and acceptance entered
     into  by  a  Lender  and  an  Eligible   Assignee,   and  accepted  by  the
     Administrative Agent, in substantially the form of Exhibit B hereto.

          "Bank" has the meaning specified in the introductory paragraph hereof.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher from time to time of:

               (i) the rate of interest announced publicly by JPMorganChase in New York, New York, from time to time, as JPMorganChase's prime rate; and

               (ii) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a).

          "Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.09, 2.10 or 2.17.

          "Business Day" means a day of the year on which banks are not required or authorized to close at the principal office of any Lender and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Change of Control" means the occurrence, after the date of this Agreement, of (i) any Person or "group" (within the meaning of Rule 13(d) or 14(d) of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, acquiring beneficial ownership of or control over securities of Progress Energy, Inc., representing in excess of 30% of the combined voting power of all securities of Progress Energy, Inc. entitled to vote in the election of directors of Progress Energy, Inc. or (ii) Progress Energy, Inc. shall fail to own, directly or indirectly, 95% of all securities of the Company entitled to vote in the election of directors of the Company.

          "Commitment" has the meaning specified in Section 2.01.

          "Company" has the meaning specified in the introductory paragraph hereof.

          "Consolidated" refers to the consolidation of the accounts of the Company and its Subsidiaries in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e).

          "Convert", "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type, or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances, pursuant to Section 2.09 or 2.10.

          "Declining Lender" has the meaning assigned to that term in Section 2.16.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on Schedule II hereto or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "EBITDA" of any Person means, for any period, the sum of (i) net income of such Person for such period, but excluding therefrom (to the extent otherwise included therein) any extraordinary gains or losses, plus
     (ii) to the extent deducted in determining such net income for such period, Interest Expense, income taxes, depreciation, depletion, amortization and other non-cash charges constituting operating expense, determined in each case in accordance with GAAP consistently applied.

          "Eligible Assignee" means (i) any other Lender or any Affiliate of a Lender and (ii) (A) any other commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator), (B) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator), (C) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow of the Cayman Islands, or a political subdivision of any such country, and having a combined capital and surplus of at least $250,000,000 (as established in its most recent report of condition to its primary regulator); provided that such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country which is described in this clause (C), (D) the central bank of any country which is a member of the OECD, (E) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, whose outstanding unsecured indebtedness is rated AA- or better by S&P or Aa3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness) and (F) a Person (other than a natural person) approved by the Administrative Agent and the Company (such consent not to be unreasonably withheld and, in the case of the Company, such consent shall not be required if an Event of Default or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing); provided, that, in the case of this clause (F), "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries; provided, that, in the case of any such Person described in this clause (ii), the identity of such Person is notified by the proposed assignor to the Company and the Administrative Agent (or by the Company to the Administrative Agent pursuant to Section 8.07(f)) in writing at least ten Business Days prior to the date of the proposed assignment under Section 8.07 and is consented to in writing by the Company and the Administrative Agent (each of which shall not unreasonably withhold their respective consents) at least five Business Days prior to the date of such proposed assignment.

          "Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to each Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on Schedule II hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/8 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London Interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period from such Reference Bank. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of the applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
     Section 2.08.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(b).

          "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning assigned to that term in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended and in effect from time to time.

          "Existing CP&L Facility" means the 364-Day Credit Agreement, dated as of July 31, 2002, as amended, among Carolina Power & Light Company, the lenders party thereto and Citibank, N.A., as administrative agent.

          "Existing  Facilities"  refers to those  credit  agreements  listed on
     Schedule I hereto.

          "Extension Date" means at any time the last day of the Revolving Period then in effect.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "First Mortgage Bonds" means those bonds issued by the Company pursuant to the Mortgage.

          "FPSC Order" means the order by the Florida Public Service Commission that authorizes the Company to execute, deliver and perform this Agreement.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "GAAP" means, with respect to the covenants contained in Section 5.01 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the date hereof and consistent with those used in the preparation of the most recent financial statemetns referred to in Section 4.01(e) and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

          "Guaranty" of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning.

          "Increasing Commitment Lender" has the meaning assigned to that term in Section 2.16(b).

          "Indebtedness" of any Person means (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (iv) any obligation of such Person as lessee under a capital lease, (v) any Mandatorily Redeemable Stock of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property,
     (vii) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (viii) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) a mortgage, lien, pledge, charge or other encumbrance on any asset of such Person, (ix) any Liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, and (x) any Indebtedness of others Guaranteed by such Person.

          "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Company, the ratio of (i) Consolidated EBITDA of the Company and its Subsidiaries for such period to (ii) Consolidated Interest Expense of the Company and its Subsidiaries for such period.

          "Interest Expense" of any Person means, for any period, the interest expense in respect of Indebtedness of such Person during such period.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the Conversion of any Advance to such Advance and ending on the last day of the period selected by the Company pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Company pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Company may, in the Notice of Borrowing given by the Company to the Administrative Agent pursuant to Section 2.02, select; provided, however, that:

               (i) the Company may not select any Interest Period that ends after the Commitment Termination Date;

               (ii) Interest Periods commencing on the same date for Advances comprising the same Borrowing shall be of the same duration; and

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

     The Administrative Agent shall promptly advise each Lender by telex, telecopy transmission or cable of each Interest Period so selected by the Company.

          "JPMorganChase"   has  the  meaning   specified  in  the  introductory
     paragraph hereof.

          "Lenders" means the Lenders listed on the signature pages hereof, each Assuming Lender and each Eligible Assignee that shall become a party hereto pursuant to Section 8.07.

          "Liability" of any Person means any indebtedness, liability or obligation of or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, applicable law, or otherwise, whether now existing or hereafter arising.

          "Majority Lenders" means at any time Lenders holding more than 50% of the then aggregate unpaid principal amount of the Advances, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments (provided that, for purposes hereof, neither the Company, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Advances or the total Commitments).

          "Mandatorily Redeemable Stock" means, with respect to any Person, any share of such Person's capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (ii) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (iii) at the option of any Person other than such Person or (iv) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (v) convertible into Mandatorily Redeemable Stock.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Mortgage" means the Indenture, dated as of January 1, 1944, between the Borrower, Guaranty Trust Company of New York and the Florida National Bank of Jacksonville, as modified, amended or supplemented from time to time.

          "Multiemployer  Plan"  means a  "multiemployer  plan"  as  defined  in
     Section 4001(a)(3) of ERISA.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Conversion" has the meaning specified in Section 2.10.

          "OECD"   means  the   Organization   for  Economic   Cooperation   and
     Development.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

          "Plan"  means an employee  benefit  plan  (other than a  Multiemployer
     Plan) maintained for employees of the Company or any of its Affiliates and covered by Title IV of ERISA.

          "Reference Banks" means JPMorganChase and Wachovia Bank, National Association.

          "Reference   Securities"   means  the  long-term   unsecured   senior,
     non-credit enhanced debt of the Company.

          "Register" has the meaning specified in Section 8.07(c).

          "Responsible Officer" means the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or any Assistant Treasurer of the Company the signatures of whom, in each case, have been certified to the Administrative Agent and each other Bank pursuant to
     Section 3.01(c), or in a certificate delivered to the Administrative Agent replacing or amending such certificate. Each Lender may conclusively rely on each certificate so delivered until it shall have received a copy of a certificate from the Secretary or an Assistant Secretary of the Company amending, canceling or replacing such certificate.

          "Revolving Period" means the period beginning on the date hereof and ending on March 30, 2004, or, as to any Lender other than any Declining Lender, such later date as to which the Lenders may from time to time agree pursuant to Section 2.16.

          "S&P" means Standard & Poor's Ratings Group, or any successor thereto.

          "Subsidiary" means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one or more other Subsidiaries).

          "Term Loan Conversion Notice" has the meaning assigned to that term in
     Section 2.17.

          "Term Loan Conversion Option" means the option of the Company to convert the Advances into term loans in accordance with Section 2.17.

          "Termination Date" means the earlier to occur of (i) the last day of the Revolving Period, or, if the Company shall have exercised the Term Loan Conversion Option, the first anniversary of the last day of the Revolving Period, and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.04(a) or 6.01.

          "Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Company or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "Total Capitalization" means the sum of the value of the common stock, retained earnings and preferred and preference stock of the Company (in each case, determined in accordance with GAAP), plus Consolidated Indebtedness of the Company.

     Section 1.02. Computation of Time Periods.

     In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

Section 1.03.     Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                   Article II
                        AMOUNTS AND TERMS OF THE ADVANCES

     Section 2.01. The Advances.

     Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Company from time to time on any Business Day during the period from the date hereof to but excluding the last day of the Revolving Period, in an aggregate amount outstanding not to exceed at any time the amount set opposite such Lender's name on Schedule II hereto or, if such Lender has entered into any Assignment and Acceptance or is an Assuming Lender, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(c), as such amount may be reduced or increased pursuant to Section 2.04 (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Until the last day of the Revolving Period, within the limits of each Lender's Commitment, the Company may from time to time borrow, repay pursuant to Section
2.05 or prepay pursuant to Section 2.11(b) and reborrow under this Section 2.01.

     Section 2.02. Making the Advances.

     (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the day of such proposed Borrowing, in the case of a Borrowing comprised of Base Rate Advances, or on the third Business Day prior to the date of the proposed Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances, by the Company to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopier or cable, confirmed promptly in writing, in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.07(b). Each Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 8.02, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Company at the Administrative Agent's aforesaid address.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Company and, in respect of any Borrowing comprised of Eurodollar Rate Advances, the Company shall indemnify each Lender against any loss or expense incurred by such Lender as a result of any failure by the Company to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

     (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Company severally agree to repay to the Administrative Agent (without duplication), forthwith on demand, such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent, (x) in the case of the Company, at the interest rate applicable at the time to Advances comprising such Borrowing and (y) in the case of such Lender, at the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     (e) If, for any reason, a Borrowing is not made on the date specified in any Notice of Borrowing, the Administrative Agent hereby agrees to repay to each Lender the amount, if any, which such Lender has made available to the Administrative Agent as such Lender's ratable portion of such Borrowing, together with interest thereon for each day from the date such amount is made available to the Administrative Agent until the date such amount is repaid to such Lender, at the Federal Funds Rate.

     Section 2.03. Facility Fee.

     The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee on each Lender's Commitment, irrespective of usage, from the date hereof, in the case of each Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment and on the Termination Date, at a rate per annum determined by reference to the ratings assigned to the Reference Securities as set forth below:


---------------------------------------------------------------------------------------------------
                   LEVEL 1       LEVEL 2      LEVEL 3       LEVEL 4       LEVEL 5       LEVEL 6
Basis for
Pricing         If the        If the        If the       If the        If the        If the
                Reference     Reference     Reference    Reference     Reference     Reference
                Securities    Securities    Securities   Securities    Securities    Securities
                are rated at  are rated     are rated    are rated     are rated     are rated
                least A+ by   lower than    lower than   lower than    lower than    lower than
                S&P or at     Level 1 but   Level 2 but  Level 3 but   Level 4 but   Level 5 or
                least A1 by   at least A    at least A-  at least      at least BBB  unrated
                Moody's       by S&P or at  by S&P or    BBB+ by S&P   by S&P or at
                              least A2 by   at least A3  or at least   least Baa2
                              Moody's       by Moody's   Baa1 by       by Moody's
                                                         Moody's
---------------------------------------------------------------------------------------------------

Facility Fee        0.10%        0.125%        0.150%       0.175%        0.200%        0.300%
---------------------------------------------------------------------------------------------------

The Facility Fee rate will be redetermined on the date of any change in the rating assigned by Standard & Poor's or Moody's, as the case may be, to the Reference Securities. If the ratings assigned to the Reference Securities by Standard & Poor's and Moody's are not comparable (i.e., a "split rating"), and
(i) the ratings differential is one category, the higher of such two ratings shall control, unless either rating is below BBB- (in the case of Standard & Poor's) or Baa3 (in the case of Moody's), in which case the lower of such two ratings shall control, or (ii) the ratings differential is two or more categories, the rating that is one below the higher of the two ratings shall control, unless either rating is below BBB- (in the case of Standard & Poor's) or Baa3 (in the case of Moody's), in which case the lower of such two ratings shall control.

     Section 2.04. Changes in the Commitments.

     Reduction or Termination of the Commitments. The Company shall have the right, upon at least three Business Days' notice to the Administrative Agent, irrevocably and permanently to terminate in whole or reduce ratably in part the respective Commitments of the Lenders; provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding; and provided further, that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. In addition, on each day on and after the effective date of the Term Loan Conversion Option on which the aggregate Commitments shall exceed the aggregate principal amount of the Advances then outstanding, the Commitments shall automatically and permanently reduce by an amount equal to such excess.

     Section 2.05. Repayment of Advances.

     The Company shall repay the principal amount of each Advance made by each Lender on the Termination Date.

     Section 2.06. Evidence of Indebtedness.

     Any Lender may request that any Advances made by it be evidenced by one or more promissory notes. In such event, the Company shall prepare, execute and deliver to such Lender one or more notes payable to the order of such Lender (or if requested by such Lender, to such Lender and its assignees) and in a form approved by the Administrative Agent. Thereafter, the Advances evidenced by such notes and interest thereon shall at all times (including after assignment pursuant to Section 8.07) be represented by one or more notes in such form payable to the order of the payee named therein.

     Section 2.07. Interest on Advances.

     The Company shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

     (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Advances, payable quarterly in arrears on the last day of each September, December, March, and June and on the date such Base Rate Advance shall be paid in full.

     (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period, plus the Applicable Margin for Eurodollar Rate Advances, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

     Section 2.08. Additional Interest on Eurodollar Rate Advances.

     The Company shall pay to each Lender additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. All claims for such additional interest shall be submitted by such Lender to the Company (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after the first day of such Interest Period; provided, however, that if a claim is not submitted to the Company within such ninety day period, such Lender shall thereby waive its claim to such additional interest incurred during such ninety-day period but not to any such additional interest incurred thereafter. A certificate as to the amount of such additional interest, submitted to the Company (with a copy to the Administrative Agent) by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.09. Interest Rate Determination.

     (a) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for determination of any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

     (b) The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.07(a) or (b), and the applicable rate, if any, furnished by each Reference Bank for determining the applicable interest rate under Section 2.07(b).

     (c) If fewer than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

          (i) the Administrative Agent shall forthwith notify the Company and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

          (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

          (iii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

     (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Company and the Lenders, whereupon

          (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

          (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

     (e) If the Company shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances. If an Event of Default shall have occurred and be continuing, each Eurodollar Rate Advance shall automatically Convert into a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

     (f) On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by prepayment or otherwise, to less than $20,000,000, such Advances shall, if they are Eurodollar Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Company to Convert such Advances into Eurodollar Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have the same Interest Period as Eurodollar Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all Eurodollar Rate Advances shall equal or exceed $20,000,000, the Company shall have the right to continue all such Eurodollar Rate Advances as Advances having such Interest Period.

     Section 2.10. Voluntary Conversion of Advances.

     The Company may, on any Business Day prior to the Termination Date (including any date occurring on and after the effectiveness of the Term Loan Conversion Option), upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion, in the case of any proposed Conversion into Eurodollar Rate Advances, and on the date of the proposed Conversion, in the case of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.09 and 2.13 and so long as no Event of Default has occurred and is continuing on the date of such proposed Conversion, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such notice of a Conversion (a "Notice of Conversion") shall be by telex, telecopier or cable, confirmed promptly in writing, in substantially the form of Exhibit A-2 hereto and shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount of, Type of, and Interest Periods (if any) applicable to the Advances to be Converted, (iii) the Type of Advance to which such Advances (or portions thereof) are proposed to be Converted, and (iv) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

     Section 2.11. Prepayments of Advances.

     (a) The Company shall have no right to prepay any principal amount of any Advances other than as provided in subsection (b) below.

     (b) The Company may, upon notice given to the Administrative Agent at least two Business Days prior to the proposed prepayment, in the case of any Eurodollar Rate Advance, and on the date of the proposed prepayment, in the case of any Base Rate Advance, and if such notice is given the Company shall, prepay the outstanding principal amounts of the Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid and, in the case of any Eurodollar Rate Advance, any amount payable pursuant to Section 8.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

     Section 2.12. Increased Costs.

     (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements, in the case of Eurodollar Rate Advances, included in the Eurodollar Rate Reserve Percentage), in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Company shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for account of such Lender additional amounts sufficient to reimburse such Lender for such increased cost. All claims for increased cost shall be submitted by such Lender to the Company (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after such introduction, such change, or the beginning of such compliance, the occurrence of which resulted in such increased cost, and the Company shall make such payment within five Business Days after notice of such claim is received; provided, however, that if a claim is not submitted to the Company within such ninety-day period, such Lender shall thereby waive its claim to such increased cost incurred during such ninety-day period but not to any such increased cost incurred thereafter. A certificate as to the amount of such increased cost, submitted to the Company (with a copy to the Administrative Agent) by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. All claims for such additional amounts shall be submitted by such Lender (with a copy to the Administrative Agent) as soon as is reasonably possible and in all events within ninety days after such determination by such Lender, and the Company shall make such payment within five Business Days after notice of such claim is received; provided, however, that if a claim is not submitted to the Company within such ninety-day period, such Lender shall thereby waive its claim to such additional amounts incurred during such ninety-day period but not to any such additional amounts incurred thereafter. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.13. Illegality.

     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances
(i) the obligation of the Lenders to make Eurodollar Rate Advances, or to Convert Advances into Eurodollar Rate Advances, shall be suspended until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Company shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Company, within five Business Days of notice from the Administrative Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Base Rate Advances in accordance with Section 2.10.

     Section 2.14. Payments and Computations.

     (a) The Company shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at its address referred to in Section 8.02 in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees (other than pursuant to Section 2.08 or 2.12) ratably to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) All computations of interest based on clause (i) of the definition of "Base Rate" or of fees payable hereunder shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or on clause (ii) of the definition of "Base Rate" shall be made by the Administrative Agent, and all computations of interest pursuant to Section 2.08 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period of which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.08, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes.

     (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Lenders hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent at the Federal Funds Rate.

     Section 2.15. Sharing of Payments, Etc.

     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.08 or 2.12) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

     Section 2.16. Extension of the Revolving Period.

     (a) Unless (i) the Termination Date shall have occurred or (ii) the Company shall have exercised the Term Loan Conversion Option in accordance with Section 2.17, at least 30 days but not more than 45 days prior to each Extension Date, the Company may request that the Lenders, by written notice to the Administrative Agent (in substantially the form attached hereto as Exhibit E), consent to a 364-day extension of the Revolving Period. Each Lender shall, in its sole discretion, determine whether to consent to such request and shall notify the Administrative Agent of its determination at least 20 days but not more than 30 days prior to such Extension Date. The failure to respond by any Lender within such time period shall be deemed a denial of such request. The Administrative Agent shall deliver a notice to the Company and the Lenders no later than 15 days prior to such Extension Date of the identity of the Lenders that have consented to such extension (the "Extending Lenders") and the Lenders that have declined such consent (the "Declining Lenders"). If Lenders holding in the aggregate 50% or less of the Commitments have consented to the requested extension, the Revolving Period shall not be extended, and the Commitments of all Lenders shall terminate on the last day of the Revolving Period.

     (b) If (x) Lenders holding 85% or more of the Commitments have consented to the requested extension or (y) Lenders holding in the aggregate more than 50% but less than 85% of the Commitments have consented to the requested extension and the Company shall have, within 5 Business Days following receipt of the notice from the Administrative Agent described in subsection (a) above, notified the Administrative Agent (which notice shall be irrevocable) that the Company still seeks an extension of the Revolving Period, then subject to the conditions set forth in Section 2.16(c), then the Revolving Period shall be extended as to such Extending Lenders only (and not as to any Declining Lender) for a period of 364 days, and the Commitments of any Declining Lenders shall terminate on the Extension Date (as theretofore in effect), and all Advances of such Declining Lenders shall be repaid to them on such date. If the Company so requests, each Extending Lender shall be given the opportunity at least seven days but not more than 15 days prior to such Extension Date, in each Extending Lender's sole discretion, to commit to increase its Commitment by submission of a written notice setting forth the desired increase in such Extending Lender's Commitment to the Administrative Agent in amounts such that the aggregate Commitments hereunder after giving effect to any such extension and increase in the Commitments shall not exceed the aggregate Commitments immediately prior to such Extension Date. If the Administrative Agent receives commitments to increase the Commitments from the Extending Lenders, which, when aggregated with the existing Commitments, (i) are less than or equal to the Commitments immediately prior to such Extension Date, the Administrative Agent shall accept all such Commitments,
(ii) are greater than the Commitments immediately prior to such Extension Date, the Administrative Agent may determine, in its reasonable discretion, which Commitments to accept and the amounts by which each submitting Lender's Commitments shall be increased so that the aggregate Commitments after such Extension Date shall equal the aggregate Commitments immediately prior to such Extension Date (any Lender whose commitment to increase its Commitment hereunder is accepted by the Administrative Agent, an "Increasing Commitment Lender"). If Lenders do not consent to increase the aggregate Commitments to an amount equal to the Commitments immediately prior to such Extension Date, the Company may, at least two days but not more than seven days prior to such Extension Date, request that the Administrative Agent, in its sole discretion, accept the Commitment or Commitments of an Eligible Assignee or Eligible Assignees such that the aggregate Commitments hereunder after such Extension Date shall not be greater than Commitments hereunder immediately prior to such Extension Date.

     (c) Each such accepted Eligible Assignee and each Increasing Commitment Lender shall deliver a signature page hereto indicating that it is bound by the terms hereof and setting forth its aggregate Commitment hereunder. Such new signature page shall constitute a part hereof upon acceptance by the Administrative Agent and, in the case of any signature page submitted by any Increasing Commitment Lender, shall replace such Increasing Commitment Lender's signature page. Any such extension shall become effective upon the Extension Date then in effect, if the Company shall have delivered to the Administrative Agent and each Lender, on or prior to such Extension Date, opinions of counsel to the Company substantially in the forms of Exhibit C- 3 and Exhibit C-4 attached hereto upon which each Lender and the Administrative Agent may rely, together with any governmental order referred to therein attached thereto. Upon satisfaction of such condition and the effectiveness of such extension, each new Lender and Increasing Commitment Lender shall make Advances to the Company (A) in the case of each new Lender, equal to such Lender's ratable portion of the Advances outstanding immediately prior to such Extension Date and (B) in the case of each Increasing Commitment Lender, equal to of such Lender's ratable portion of the Advances (assuming that such Lender's Commitment consists of only the increased portion thereof) outstanding immediately prior to such Extension Date, in each case, without giving effect to any repayment of Advances to Declining Lenders made on such Extension Date.

Section 2.17.     Term Loan Conversion Option.

         At least one Business Day but not more than 45 Business Days prior to the last day of the Revolving Period, and subject to the conditions set forth in
Section 3.02 and delivery on or prior to such date of opinions of counsel to the Company substantially in the forms of Exhibit C-3 and Exhibit C-4 attached hereto, together with the FPSC Order referred to therein and attached thereto, to the Administrative Agent and each of the Lenders, by submission of a written notice (substantially in the form of Exhibit F) to the Administrative Agent, the Company may request that the Lenders convert all Advances made hereunder into term loans. Upon satisfaction of such conditions and delivery of such notice (the "Term Loan Conversion Notice"), the Advances shall convert into term loans on the last day of the Revolving Period and all such Advances shall become due and payable on the first anniversary of the last day of the Revolving Period. Notwithstanding the foregoing, any Term Loan Conversion Notice may be delivered by the Company in conjunction with (and simultaneously with) any request for extension of the Revolving Period pursuant to Section 2.16, above. If such extension of the Revolving Period shall occur as provided in Section 2.16, such Term Loan Conversion Notice shall be deemed withdrawn and shall be of no further effect.

                                  Article III
                              CONDITIONS OF LENDING

     Section 3.01. Conditions Precedent to Closing.

     The Commitments of the Lenders shall not become effective unless and until the Administrative Agent shall have received the following:

     (a) Promissory notes, if requested by any Lender pursuant to Section 2.06.

     (b) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, including the FPSC Order, with respect to this Agreement.

     (c) A certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date hereof, certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

     (d) A certificate of a Responsible Officer of the Company, dated as of the date hereof, certifying (i) the accuracy of the representations and warranties contained herein and (ii) that no event has occurred and is continuing which constitutes an Event of Default or which would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

     (e)   Certified   copies  of  all  required   governmental   approvals  and
authorizations.

     (f) Certified copy of the restated charter and bylaws of the Company.

     (g) Evidence satisfactory to the Administrative Agent that (i) the conditions precedent set forth in Section 3.01 of the three-year $200,000,000 Credit Agreement, dated as of the date hereof, among the Company, the lenders named therein and JPMorganChase, as administrative agent, shall have been satisfied, (ii) the Existing Facilities shall have been terminated and all amounts outstanding thereunder shall have been paid in full and (iii) the Commitments (as defined therein) under the Existing CP&L Facility shall have been reduced to no more than $165,000,000. Each Bank that is also a lender under the Existing Facility described in item (ii) of the Schedule I hereof (hereinafter referred to in this subsection (g) as the "Existing JPMC Facility") hereby agrees that the termination notice delivered on April 1, 2003 by the Company to the agent under the Existing JPMC Facility shall be effective as of the date hereof, notwithstanding any lack of prior notice that would otherwise be required under the Existing JPMC Facility.

     (h) Favorable opinions of counsel for the Company, substantially in the forms of Exhibit C-1 and Exhibit C-2 hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

     (i)  A  favorable   opinion  of  King  &  Spalding  LLP,  counsel  for  the
Administrative Agent, substantially in the form of Exhibit D hereto.

     Section 3.02. Conditions Precedent to Each Borrowing and to the Exercise of the Term Loan Conversion Option.

     The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the obligation to convert the Advances into term loans in accordance with Section 2.17 shall be subject to the further conditions precedent that (i) in the case of the making of an Advance, the Administrative Agent shall have received the written confirmatory Notice of Borrowing with respect thereto, and (ii) on the date of such Borrowing or exercise of the Term Loan Conversion Option, as the case may be, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Term Loan Conversion Notice, as the case may be, and the acceptance by the Company of the proceeds of such Borrowing, in the case of a Borrowing, or the conversion of the Advances into term loans, in the case of such exercise, shall constitute a representation and warranty by the Company that, on the date of such Borrowing or exercise, as the case may be, such statements are true):

     (a) The representations and warranties contained in Section 4.01 (excluding, in the case of any Borrowing that will not result in an increase in the aggregate principal amount of Advances outstanding, the representation and warranty contained in the last sentence of Section 4.01(e)) are correct on and as of the date of such Borrowing or the date of effectiveness of the Term Loan Conversion Option, as the case may be, before and after giving effect to (x) such Borrowing and to the application of the proceeds therefrom or (y) such effectiveness, as the case may be, as though made on and as of such date; and

     (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom or the exercise of such Term Loan Conversion Option, as the case may be, that constitutes an Event of Default or that would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

     Section 4.01. Representations and Warranties of the Company.

     The Company represents and warrants as follows:

     (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida.

     (b) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Company's charter or bylaws or (ii) any law or contractual restriction binding on or affecting the Company.

     (c) No authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Agreement, other than the FPSC Order, which has been duly issued, is final and in full force and effect.

     (d) This Agreement is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (e) The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied. Since December 31, 2002, there has been no material adverse change in the financial condition, operations or properties of the Company and its Subsidiaries, taken as a whole.

     (f) Except as described in the reports and registration statements which the Company has filed with the Securities and Exchange Commission prior to the date of this Agreement, there is no pending or threatened action or proceeding affecting the Company or any Subsidiary of the Company before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition, operations or properties of the Company.

     (g) No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 12, 13 and 14 of the Securities Exchange Act of 1934.

     (h) The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

     (i) Following application of the proceeds of each Advance, not more than 5 percent of the value of the assets (either of the Company only or of the Company and its Subsidiaries on a Consolidated basis) subject to the provisions of
Section 5.02(a) or 5.02(e) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan.

     (k) The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (l) The Company is in substantial compliance with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect the business or condition of the Company, such compliance to include, without limitation, substantial compliance with ERISA and Environmental Laws and paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and for which adequate reserves are made in accordance with GAAP.

     (m) All written information furnished by the Company to the Administrative Agent and the Lenders in connection with this Agreement (the "Disclosed Information") was (and all information furnished in the future by the Company to the Administrative Agent and the Lenders will be) complete and correct in all respects material to the creditworthiness of the Company when delivered. As of the date hereof, the Disclosed Information does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which made.

                                   Article V
                            COVENANTS OF THE COMPANY

     Section 5.01. Affirmative Covenants.

     So long as any Advances shall remain unpaid or any Lender shall have any Commitment hereunder, the Company shall, unless the Majority Lenders shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Except to the extent contested in good faith, comply, and cause each Subsidiary of the Company to comply, with all applicable laws (including ERISA and applicable environmental laws), rules, regulations and orders (such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), the non-compliance with which would materially adversely affect the Company's business or credit.

     (b) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights (charter and statutory) and franchises.

     (c) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their respective officers or directors.

     (d) Keeping of Books. Keep, and cause each Subsidiary of the Company to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and such Subsidiary in accordance with GAAP.

     (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Subsidiary of the Company to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     (f) Maintenance of Insurance. Maintain, and cause each Subsidiary of the Company to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

     (g) Taxes. File, and cause each Subsidiary of the Company to file, all tax returns (federal, state and local) required to be filed and paid and pay all taxes shown thereon to be due, including interest and penalties, or provide adequate reserves for payment thereof other than such taxes that the Company or such Subsidiary is contesting in good faith by appropriate legal proceedings and for which adequate reserves are made in accordance with GAAP.

     (h) Material Obligations. Pay, and cause each Subsidiary of the Company to pay, promptly as the same shall become due each material obligation of the Company or such Subsidiary.

     (i) Reporting Requirements. Furnish to the Lenders:

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the treasurer or the chief financial officer of the Company, together with a certificate of the treasurer or chief financial officer of the Company, setting forth in reasonable detail the calculations of the Company's compliance with Sections 5.01(j) and 5.01(k) and stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Company has taken and proposes to take with respect thereto;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual report for such year for the Company and its Subsidiaries, containing Consolidated financial statements for such year audited and certified by Deloitte & Touche or other independent public accountants acceptable to the Majority Lenders, together with a certificate of the treasurer or chief financial officer of the Company, setting forth in reasonable detail the calculations of the Company's compliance with Sections 5.01(j) and 5.01(k) and stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Company has taken and proposes to take with respect thereto;

          (iii) promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements which the Company or any Subsidiary of the Company files with the Securities and Exchange Commission or any national securities exchange to the extent not delivered by the Company pursuant to clause (i) or (ii) of this Section 5.01(i);

          (iv) immediately upon any Responsible Officer's obtaining knowledge of the occurrence of any Event of Default or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement of the chief financial officer or treasurer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

          (v) immediately upon any Responsible Officer's obtaining knowledge thereof, notice of any change in any rating assigned by Standard & Poor's or Moody's to the Reference Securities;

          (vi) as soon as possible and in any event within five days after the commencement thereof or any adverse determination or development therein, notice of all actions, suits and proceedings that may adversely affect the Company's ability to perform its obligations under this Agreement;

          (vii) as soon as possible and in any event within five days after the occurrence of a Termination Event, notice of such Termination Event; and

          (viii) such other information respecting the condition or operations, financial or otherwise, of the Company or any Subsidiary of the Company as any Lender through the Administrative Agent may from time to time reasonably request.

     (j) Indebtedness to Total Capitalization.  Maintain at all times a ratio of
Consolidated   Indebtedness  of  the  Company  and  its  Subsidiaries  to  Total
Capitalization of not more than 0.65:1.0.

     (k) Interest Coverage Ratio. As of the end of each fiscal quarter of the Company, maintain an Interest Coverage Ratio of not less than 3.0:1.0.

     (l) Use of Proceeds. Use the proceeds of each Advance solely for general corporate purposes (including, without limitation, as a commercial paper back-up). No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or any security in any transaction that is subject to Sections 13 or 14 of the Exchange Act.

     Section 5.02. Negative Covenants.

     So long as any Advances shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not, without the written consent of the Majority Lenders:

     (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Company to create, incur, assume or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any Subsidiary of the Company to assign, any right to receive income, in each case to secure any Indebtedness of any Person, other than (i) liens, mortgages and security interests created by the Mortgage, (ii) liens and security interests affecting the fuel used by the Company in its power generating operations and (iii) liens, mortgages and security interests securing other Indebtedness not exceeding $100,000,000; provided, however, that, in the event that and for so long as the First Mortgage Bonds are rated lower than BBB- or Baa3 by S&P or Moody's, respectively, or, in the event that neither of such credit rating agencies is in the business of rating the First Mortgage Bonds, lower than an equivalent rating of the First Mortgage Bonds by another nationally-recognized credit rating agency of similar standing, the Company's right to continue to create, incur and suffer to exist liens, mortgages and security interests securing other Indebtedness pursuant to the foregoing clause (iii) shall be suspended.

     (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Company to create, incur, assume or suffer to exist, any Indebtedness other than (i) Indebtedness hereunder, (ii) Indebtedness secured by liens and security interests permitted pursuant to clause (ii) of subsection
5.02(a), (iii) Indebtedness evidenced by the First Mortgage Bonds and (iv) unsecured Indebtedness, including guarantees issued in connection with the financing of pollution control facilities operated by the Company, guarantees of Indebtedness incurred by any wholly-owned Subsidiary of the Company and guarantees of debt securities issued by any financing Subsidiary of the Company established to secure debt financing in the offshore markets.

     (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any Subsidiary of the Company to create, incur, assume or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease having a term of one year or more which would cause the direct or contingent Consolidated liabilities of the Company and its Subsidiaries in respect of all such obligations payable in any calendar year to exceed 10% of the Consolidated operating revenues of the Company and its Subsidiaries for the immediately preceding calendar year.

     (d) Mergers, Etc. Merge with or into or consolidate with or into, or acquire all or substantially all of the assets or securities of, any Person, unless, in each case, (i) immediately after giving effect thereto, no event shall occur and be continuing which constitutes an Event of Default or an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, and (ii) in the case of any such merger to which the Company is a party, such other Person is a utility company and the resulting or surviving corporation, if not the Company, (x) is organized and existing under the laws of the United States of America or any State thereof, (y) is a corporation satisfactory to the Majority Lenders, and (z) shall have expressly assumed, by an instrument satisfactory in form and substance to the Majority Lenders, the due and punctual payment of all amounts due under this Agreement and the performance of every covenant and undertaking of the Company contained in this Agreement.

     (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any Subsidiary of the Company to sell, lease, transfer or otherwise dispose of, any of its assets, other than the following sales: (i) sales of generating capacity to the Company's wholesale customers, (ii) sales of nuclear fuel, (iii) sales of accounts receivable, (iv) sales in connection with a transaction authorized by subsection (d) of this Section, (v) sales of investments in securities with a maturity of less than one year, or (vi) other sales not exceeding $250,000,000 in the aggregate in any fiscal year of the Company.

     (f) Line of Business. Engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.

     (g) Margin Stock. Use any proceeds of any Advance to buy or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

                                   Article VI
                                EVENTS OF DEFAULT

     Section 6.01. Events of Default.

     If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Company shall fail to pay any principal of any Advance when due, or shall fail to pay any interest on any Advance or any fees or other amounts payable hereunder within five Business Days after such interest or fees shall become due; or

     (b) Any representation or warranty made by the Company herein or by the Company (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Company shall fail to perform or observe any other term, covenant or agreement contained in Sections 5.01(b), 5.01(i)(iv), 5.01(j), 5.01(k) or
5.02 on its part to be performed or observed; or the Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender; or

     (d) The Company or any of its Subsidiaries shall fail to pay any amount in respect of any Indebtedness in excess of $35,000,000 (but excluding Indebtedness hereunder) of the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

     (e) The Company or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $35,000,000 shall be rendered against the Company or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Company by the Administrative Agent, (i) such Termination Event (if correctable) shall not have been corrected and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $20,000,000 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

     (h) The Company or any of its Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $20,000,000; or

     (i) A Change of Control shall occur;

then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, (i) declare the Commitments and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company.

                                  Article VII
                            THE ADMINISTRATIVE AGENT


     Section 7.01. Authorization and Action.

     Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.

     Section 7.02. Administrative Agent's Reliance, Etc.

     Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Company or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Section 7.03. The Administrative Agent and its Affiliates.

     With respect to its Commitment and the Advances made by it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include JPMorganChase in its individual capacity. JPMorganChase and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any of its Subsidiaries and any Person who may do business with or own securities of the Company or any Subsidiary of the Company, all as if JPMorganChase were not the Administrative Agent and without any duty to account therefor to the Lenders.

     Section 7.04. Lender Credit Decision.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Section 7.05. Indemnification.

     The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective amounts of the Commitments then held by each of them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibility under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company.

     Section 7.06. Successor Administrative Agent.

     The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Company and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                  Article VIII
                                  MISCELLANEOUS

     Section 8.01. Amendments, Etc.

     No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01 or 3.02
(b) change the Commitment of any Lender or subject any Lender to any additional obligations (other than pursuant to Section 2.04 or Section 2.16), (c) reduce the principal of, or interest on, the Advances or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees hereunder (other than pursuant to Sections 2.16 or 2.17),
(e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Agreement, and (f) amend, waive, or in any way modify or suspend any provision of Section 2.16, Section 2.17 or of this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

     Section 8.02. Notices, Etc.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telegraphic communication) and mailed, telecopied, delivered or, in the case of the Company, e-mailed, if to the Company, at its address at 410 S. Wilmington Street, PEB 19A3, Raleigh, North Carolina 27601, Attention: Director of Financial Operations, Treasury Department, Facsimile No.: (919) 546-7826, e-mail: charles.beuris@pgnmail.com; if to any Lender, at its Domestic Lending Office set forth under its name on
Schedule II hereto; and if to the Administrative Agent, at its address at 1111 Fannin - 10th Floor; Houston, Texas 77002; Phone: (713) 750-2501; Fax: (713) 427-6307; Attention: Janene English; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received by the addressee thereof.

     Notwithstanding the foregoing, the Borrower may satisfy the reporting requirements of Sections 5.01(i)(i), (ii) and (iii) by (a) posting the information required under such Sections on an Intralinks(C) website accessible by the Administrative Agent and the Lenders (or on another comparable website acceptable to the Administrative Agent and accessible by the Administrative Agent and the Lenders) within the time requirements specified in Sections 5.01(i)(i), (ii) or (iii), as the case may be or (b) delivering such information to the Administrative Agent within the time requirements specified in Sections 5.01(i)(i), (ii) or (iii), as the case may be, to be posted promptly by the Administrative Agent on such an Intralinks(C) or other website.

     Section 8.03. No Waiver; Remedies.

     No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof of the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 8.04. Costs, Expenses and Taxes.

     (a) The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder,
(ii) the first Borrowing under this Agreement, (iii) any modification, amendment or supplement to this Agreement and the other documents to be delivered hereunder and (iv) the enforcement of the rights and remedies of the Lenders and the Administrative Agent under this Agreement and the other documents to be delivered hereunder (whether through negotiations or legal proceedings), all the above costs and expenses to include, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and each of the Lenders with respect thereto. In addition, the Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     (b) If, due to payments made by the Company due to acceleration of the maturity of the Advances pursuant to Section 6.01, or due to any other reason, any Lender receives payments of principal of any Eurodollar Rate Advance based upon the Eurodollar Rate other than on the last day of the Interest Period for such Advance, the Company shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (c) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.14, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (d) The Company will indemnify each Lender and the Administrative Agent for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 8.04) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (e) Prior to the date of the initial Borrowing or on the date of the Assignment and Acceptance pursuant to which it became a Lender, in the case of each Lender that becomes a Lender by virtue of entering into an Assignment and Acceptance, and from time to time thereafter if requested by the Company or the Administrative Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Administrative Agent and the Company with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with

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

respect to all payments to be made to such Lender hereunder. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall notify the Administrative Agent and the Company in writing to that effect. Unless the Company and the Administrative Agent have received forms or other documents satisfactory to them indicating that payment hereunder are not subject to United States withholding tax, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

     (f) Any Lender claiming any additional amounts payable pursuant to Section 8.04(c) or (d) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) (i) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender and (ii) to otherwise minimize the amounts due, or to become due, under Sections 8.04(c) and (d).

     (g) If the Company makes any additional  payment to any Lender  pursuant to
Section 8.04(c) or (d) in respect of any Taxes, and such Lender determines that it has received (i) a refund of such Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes with respect to which it has received payments under Sections 8.04(c) and (d), such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Company such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 8.04(g), the Company shall upon demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this
Section 8.04(g) shall in the absence of bad faith or manifest error be conclusive, and nothing in this Section 8.04(g) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any Person to inspect any records, including tax returns, of any Lender.

     (h) The Company hereby agrees to indemnify and hold harmless each Lender, the Administrative Agent, counsel to the Administrative Agent and their respective officers, directors, partners, employees, Affiliates and advisors (each, an "Indemnified Person") from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding), joint and several, that may actually be incurred by or asserted or awarded against any Indemnified Person (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith) in each case by reason of or in connection with the execution, delivery, or performance of this Agreement, except to the extent that such claims, damages, losses, liabilities, costs, or expenses are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the party seeking indemnification (it being understood that the posting of documents and information on JPMorganChase's Intralinks or other comparable website using JPMorganChase's customary procedures will in no event constitute gross negligence or wilful misconduct).

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

     (i) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this
Section 8.04 shall survive the payment in full of principal and interest hereunder and the termination of Commitments.

     Section 8.05. Right of Set-off.

     Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by
Section 6.01 to authorize the Administrative Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company now or hereafter existing under this Agreement, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Company after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     Section 8.06. Binding Effect.

     This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

     Section 8.07. Assignments and Participations.

     (a) Each Lender may (i) with notice to the Company and to the Administrative Agent, assign to any other Lender, any Affiliate of a Lender or any Approved Fund all or a portion of its rights and obligations under this Agreement, and (ii) with the consent of the Agent and the Company (such consent not to be unreasonably withheld and, in the case of the Company, such consent shall not be required if an Event of Default or event that, with the giving of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it; provided, however, that (A) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (B) prior to the effectiveness of the Term Loan Conversion Option, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (1) $5,000,000 and (2) all of such Lender's rights and obligations and, if the preceding clause (1) is applicable, shall be an integral multiple of $1,000,000,
(C) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit B hereto and (D) such parties shall also deliver to the Administrative Agent a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01(e) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (c) The  Administrative  Agent shall maintain at its address referred to in
Section 8.02 a copy of each Assignment and Acceptance (and copies of the related consents of the Company and the Administrative Agent to such assignment) delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders (including, without limitation, the Assuming Lenders) and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Advances for all purposes of this Agreement, (iv) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder, except action (A) extending the time for payment of interest on, or the final maturity of any portion of the principal amount of, the Advances or (B) reducing the principal amount of or the rate of interest payable on the Advances. Without limiting the generality of the foregoing: (i) such participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.08, 2.12 and 8.04(b) only if, and to the same extent, the Lender from which such participating banks or other entities acquired its participation would, at the time, be entitled to claim thereunder; and (ii) such participating banks or other entities shall also, to the fullest extent permitted by law, be entitled to exercise the rights of set-off contained in Section 8.05 as if such participating banks or other entities were Lenders hereunder.

     (f) If any Lender (or any bank, financial institution, or other entity to which such Lender has sold a participation) shall make any demand for payment under Section 2.12(b), then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Company), the Company may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Event of Default or event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default shall then have occurred and be continuing, demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Company all (but not less than all) of such Lender's Commitment (if any) and the Advances owing to it within the period ending on the later to occur of such 30th day and the last day of the longest of the then current Interest Periods for such Advances. If any such Eligible Assignee designated by the Company is not a Lender on the date of such demand by the Company, the Company shall pay the $3,500 processing and recordation fee described in Section 8.07(a). If any such Eligible Assignee designated by the Company shall fail to consummate such assignment on terms acceptable to such Lender, or if the Company shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Advances, then such demand by the

Company shall become ineffective; it being understood for purposes of this subsection (f) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Company, if such Eligible Assignee (i) shall agree to such assignment by entering into an Assignment and Acceptance in substantially the form of Exhibit B hereto with such Lender and
(ii) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Company to such Lender hereunder, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above and payable by the Company as a condition to the Company's right to demand such assignment), or otherwise.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Lender by or on behalf of the Company; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Company received by it from such Lender.

     (h) Anything in this Section 8.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any such SPC to make any Advance, (ii) if such SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) no SPC or Granting Lender shall be entitled to receive any greater amount pursuant to Section 2.08 or 2.12 than the Granting Lender would have been entitled to receive had the Granting Lender not otherwise granted such SPC the option to provide any Advance to the Company. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable so long as, and to the extent that, the related Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. Notwithstanding the foregoing, the Granting Lender unconditionally agrees to indemnify the Company, the Administrative Agent and each Lender against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be incurred by or asserted against the Company, the

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

Administrative Agent or such Lender, as the case may be, in any way relating to or arising as a consequence of any such forbearance or delay in the initiation of any such proceeding against its SPC. Each party hereto hereby acknowledges and agrees that no SPC shall have the rights of a Lender hereunder, such rights being retained by the applicable Granting Lender. Accordingly, and without limiting the foregoing, each party hereby further acknowledges and agrees that no SPC shall have any voting rights hereunder and that the voting rights attributable to any Advance made by an SPC shall be exercised only by the relevant Granting Lender and that each Granting Lender shall serve as the administrative agent and attorney-in-fact for its SPC and shall on behalf of its SPC receive any and all payments made for the benefit of such SPC and take all actions hereunder to the extent, if any, such SPC shall have any rights hereunder. In addition, notwithstanding anything to the contrary contained in this Agreement any SPC may with notice to, but without the prior written consent of any other party hereto, assign all or a portion of its interest in any Advances to the Granting Lender. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advance is being funded by an SPC at the time of such amendment.

     Section 8.08. Tax Structure Disclosure.

     Notwithstanding anything in this Agreement to the contrary, any person with respect to whom participation, in any capacity, in this Agreement has been discussed (and each employee, representative, or other agent of such person) may disclose to any and all other persons, without limitation of any kind, the tax treatment and tax structure of this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person relating to such tax treatment and tax structure. For the avoidance of doubt, no disclosure to any person is permitted with respect to any aspect of the transaction contemplated by this Agreement, to the extent such aspect does not relate to tax treatment or tax structure. The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation.

     Section 8.09. Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of this Agreement, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     Section 8.10. WAIVER OF JURY TRIAL.

     THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY AND LAWFULLY DO SO, ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

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

     Section 8.11. Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 8.12. Severability.

     Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     Section 8.13. Headings.

     Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.14. Entire Agreement.

     This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Except as is expressly provided for herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        FLORIDA POWER CORPORATION d/b/a
                                        PROGRESS ENERGY FLORIDA, INC.


                                        By ____________________________
                                           Thomas R. Sullivan
                                           Treasurer


                                        JPMORGAN CHASE BANK, as Administrative
                                        Agent and as a Lender


                                        By ____________________________
                                           Name:
                                           Title:

                                        BANK ONE, N.A.


                                        By ____________________________
                                           Name:
                                           Title:

                                        DEUTSCHE BANK AG
                                        NEW YORK BRANCH


                                        By ____________________________
                                           Name:
                                           Title:

                                        WACHOVIA BANK, NATIONAL ASSOCIATION


                                        By ____________________________
                                           Name:
                                           Title:

                                        THE BANK OF NEW YORK


                                        By ____________________________
                                           Name:
                                           Title:

                                        BANK OF AMERICA, N.A.


                                        By ____________________________
                                           Name:
                                           Title:

                                        SUNTRUST BANK, ATLANTA


                                        By ____________________________
                                           Name:
                                           Title:

                                        THE BANK OF NOVA SCOTIA


                                        By ____________________________
                                           Name:
                                           Title:

                                        MELLON BANK, N.A.


                                        By ____________________________
                                           Name:
                                           Title:

                                        THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        NEW YORK BRANCH


                                        By ____________________________
                                           Name:
                                           Title:

                                   SCHEDULE I

                               Existing Facilities

(i) $90,000,000 364-Day Revolving Credit Agreement, dated as of December 18, 2001, as amended, among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.

(ii) Five Year Florida Power Corporation Third Amended and Restated Credit Agreement B, dated as of November 17, 1998, which has a maturity of November 30, 2003, among the Company, the lenders party thereto and JPMorganChase, as administrative agent.

                                   SCHEDULE II

                                   Commitments


                          Lender                               Commitment

JPMorgan Chase Bank                                           $ 25,000,000
Bank One, N.A.                                                $ 24,000,000
Deutsche Bank AG New York Branch                              $ 24,000,000
Wachovia Bank, National Association                           $ 24,000,000
The Bank of New York                                          $ 20,000,000
Bank of America, N.A.                                         $ 20,000,000
SunTrust Bank                                                 $ 20,000,000
The Bank of Nova Scotia                                       $ 20,000,000
Mellon Bank, N.A.                                             $ 11,500,000
The Bank of Tokyo-Mitsubishi, Ltd., New York Branch           $ 11,500,000
                          Total:                              $200,000,000

                                   EXHIBIT A-1

                               NOTICE OF BORROWING


                                                                          [Date]


JPMorgan Chase Bank, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below
1111 Fannin - 10th Floor
Houston, Texas 77002

Attention: Loan and Agency Services Group



Ladies and Gentlemen:

     The undersigned, FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC., refers to the 364-day Credit Agreement, dated as of April 1, 2003 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders from time to time parties thereto and JPMORGAN CHASE BANK, as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is ____________, 20__.

          (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances][Eurodollar Rate Advances].

          (iii)   The   aggregate   amount   of  the   Proposed   Borrowing   is
     $______________.

          (iv) The Interest Period for each Eurodollar Rate Advance that is an Advance made as part of the Proposed Borrowing is _____ months.

                                        Very truly yours,

                                        FLORIDA POWER CORPORATION d/b/a
                                        PROGRESS ENERGY FLORIDA, INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A-2

                              NOTICE OF CONVERSION



                                                                          [Date]


JPMorgan Chase Bank, as Administrative Agent for the Lenders parties to the Credit Agreement referred to below
1111 Fannin - 10th Floor
Houston, Texas 77002

Attention: Loan and Agency Services Group





Ladies and Gentlemen:

     The undersigned, FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC., refers to the 364-day Credit Agreement, dated as of April 1, 2003 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders from time to time parties thereto and JPMORGAN CHASE BANK, as Administrative Agent for said Lenders, and hereby gives you notice pursuant to Section 2.10 of the Credit Agreement that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth the terms on which such Conversion (the "Proposed Conversion") is requested to be made:

          (i) The  Business Day of the Proposed  Conversion  is  ______________,
     20__.

          (ii) The Type of, and Interest Period (if any) applicable to, the Advances (or portions thereof) proposed to be Converted: ______________.

          (iii) The Type of Advance to which such Advances (or portions thereof) are proposed to be Converted: ________________________.

          (iv) Except in the case of a Conversion to Base Rate Advances, the initial Interest Period to be applicable to the Advances resulting from such Conversion: ______________________________.

          (v) The aggregate amount of Advances (or portions thereof) proposed to be Converted is $________.

     The undersigned hereby certifies that, on the date hereof, and on the date of the Proposed Conversion, no event has occurred and is continuing, or would result from such Proposed Conversion, which constitutes an Event of Default.


                                        Very truly yours,

                                        FLORIDA POWER CORPORATION d/b/a
                                        PROGRESS ENERGY FLORIDA, INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT B

                            ASSIGNMENT AND ACCEPTANCE

                             Dated ___________, 20__


     Reference is made to the 364-day Credit Agreement, dated as of April 1, 2003 (the "Credit Agreement"), among FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC., a Florida corporation (the "Company"), the Lenders (as defined in the Credit Agreement) from time to time parties thereto and JPMORGAN CHASE BANK, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     ______________  (the "Assignor") and ____________ (the "Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment (to the extent it has not been terminated) and the Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment (if any) and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].(1)

     4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Assignment  and
Acceptance  to  be  executed  by  their  respective   officers   thereunto  duly
authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.



--------------------
1 If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                   Schedule 1
                                       to
                            Assignment and Acceptance

                              Dated __________, 20


Section 1

         Percentage Interest Assigned:                     %
                                                     ------

Section 2

         Assignee's Commitment:                          $


         Aggregate Outstanding Principal
         Amount of Advances owing to Assignee:        $



Section 3

         Effective Date(1)


                                        [NAME OF ASSIGNOR]


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:



                                        [NAME OF ASSIGNEE]


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Domestic Lending Office
                                        (and address for notices):

--------------------
1 This date should be no earlier than the date of acceptance by the Admnistrative Agent.

                                        [Address]


                                        Eurodollar Lending Office:

                                        [Address]


Accepted this _____ day of
______________, 20__


JPMORGAN CHASE BANK,
   as Administrative Agent


By_______________________
    Name:
    Title:


[IF REQUIRED]
FLORIDA POWER CORPORATION d/b/a
PROGRESS ENERGY FLORIDA, INC.


By_______________________
    Name:
    Title:

                                   EXHIBIT C-1

                   FORM OF OPINION OF COUNSEL FOR THE COMPANY



                                     [Date]



To each of the Lenders parties to the
Agreement referred to below and JPMorgan
Chase Bank, as Administrative Agent

     Re: Florida Power Corporation d/b/a Progress Energy Florida, Inc.

Ladies and Gentlemen:

     This opinion is furnished to you by us as counsel for Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the "Borrower") pursuant to
Section 3.01(h) of the 364-day Credit Agreement, dated as of April 1, 2003 (the "Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain lenders thereunder (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders.

     In  connection  with  the  preparation,   execution  and  delivery  of  the
Agreement, we have examined:

     (1) The Agreement.

     (2) The documents furnished by the Borrower pursuant to Section 3.01 of the Agreement.

     (3) The opinion letter of even date herewith, addressed to you by R. Alexander Glenn, Associate General Counsel of Progress Energy Service Company, LLC, in his capacity as counsel to the Company and delivered in connection with the transactions contemplated by the Agreement (the "Company Opinion Letter").

     We have also examined the originals, or copies of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or its officers or of public officials. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of the originals (other than those of the Borrower), and the due execution and delivery, pursuant to due authorization, of the Agreement by the Lenders and the Administrative Agent and the validity and binding effect thereof on such parties. Whenever the phrase "to our knowledge" is used in this opinion it refers to the actual knowledge of the attorneys of this firm involved in the representation of the Borrower without independent investigation.

                                                                               2
     We are qualified to practice law in the States of Florida and New York, and the opinions expressed herein are limited to the law of the States of Florida and New York and the federal law of the United States. To the extent that our opinions expressed herein depend upon opinions expressed in paragraphs 1 through 4 of the Company Opinion Letter, we have relied without independent investigation on the accuracy of the opinions expressed in the Company Opinion Letter, subject to the assumptions, qualifications and limitations set forth in the Company Opinion Letter.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that the Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms except as enforcement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and
(b) principles of equity, whether considered at law or in equity.

     The opinion set forth above is subject to the following qualifications:

     (a) In addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (b) No opinion is expressed herein as to (i) Section 8.05 of the Agreement,
(ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

     (c) No opinion is expressed herein as to provisions, if any, in the Agreement, which (A) purport to excuse, release or exculpate a party for liability for or indemnify a party against the consequences of its own acts, (B) purport to make void any act done in contravention thereof, (C) purport to authorize a party to make binding determinations in its sole discretion, (D) relate to the effects of laws which may be enacted in the future, (E) require waivers, consents or amendments to be made only in writing, (F) purport to waive rights of offset or to create rights of set off other than as provided by statute, or (G) purport to permit acceleration of indebtedness and the exercise of remedies by reason of the occurrence of an immaterial breach of the Agreement or any related document. Further, we express no opinion as to the necessity for any Lender, by reason of such Lender's particular circumstances, to qualify to transact business in the State of New York or as to any Lender's liability for taxes in any jurisdiction.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than (i) any other Person that may become a Lender under the Agreement after the date hereof in accordance with the provisions thereof and (ii) King & Spalding LLP, in connection with its opinion delivered on the date hereof under Section 3.01 of the Agreement.


                                        Very truly yours,

                                   EXHIBIT C-2

                  FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL
                     OF PROGRESS ENERGY SERVICE COMPANY, LLC



                                     [Date]



To each of the Lenders parties to the
Agreement referred to below and
JPMorgan Chase Bank, as Administrative
Agent

     Re: Florida Power Corporation d/b/a Progress Energy Florida, Inc.

Ladies and Gentlemen:

     This opinion is furnished to you by me as Associate General Counsel of Progress Energy Service Company, LLC and in my capacity as counsel to Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the "Borrower") pursuant to Section 3.01(h) of the 364-day Credit Agreement, dated as of April 1, 2003 (the "Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain lenders thereunder (the "Lenders") and JPMorgan Chase Bank, as administrative agent for the Lenders.

     In  connection  with  the  preparation,   execution  and  delivery  of  the
Agreement, I have examined:

     (1) The Agreement.

     (2) The documents furnished by the Borrower pursuant to Section 3.01 of the Agreement.

     (3) The Restated Charter of the Borrower (the "Charter").

     (4) The Bylaws of the Borrower and all amendments thereto (the "Bylaws").

     (5) The FPSC Order.

     I have also examined the originals, or copies of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of signatures (other than those of the Borrower), and the due execution and delivery, pursuant to due authorization, of the Agreement by the Lenders and the Administrative Agent and the validity and binding effect thereof on such parties. For purposes of my opinions expressed in paragraph 1 below as to existence and good standing, I have relied as of their respective dates on certificates of public officials, copies of which are attached hereto as Exhibit A. Whenever the phrase "to my knowledge" is used in this opinion it refers to my actual knowledge and the actual knowledge of the attorneys who work under my supervision and who were involved in the representation of the Borrower in connection with the transactions contemplated by the Agreement.

     I or attorneys working under my supervision are qualified to practice law in the State of Florida, and the opinions expressed herein are limited to the law of the State of Florida and the federal law of the United States.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

     1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. The Borrower has the corporate power and authority to enter into the transactions contemplated by the Agreement.

     2. The execution, delivery and performance of the Agreement by the Borrower have been duly authorized by all necessary corporate action on the part of the Borrower and the Agreement has been duly executed and delivered by the Borrower.

     3. The execution, delivery and performance of the Agreement by the Borrower will not (i) violate the Charter or the Bylaws or any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (ii) result in a breach of, or constitute a default under, any judgment, decree or order binding on the Borrower, or any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound.

     4. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of the Agreement, other than the FPSC Order, which has been duly issued and is in full force and effect. All periods for review and approval of the FPSC Order have expired, and no such request for review or appeal thereof has been filed or is pending.

     5. To my knowledge, except as described in the reports and registration statements that the Borrower has filed with the Securities and Exchange Commission, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, that purport to affect the legality, validity, binding effect or enforceability of the Agreement or that are likely to have a material adverse effect upon the financial condition or operations of the Borrower or any of its Subsidiaries.

     The opinions set forth above are subject to the qualification that, except as provided in paragraph 4 above, no opinion is expressed herein as to the enforceability of the Agreement or any other document.

     The foregoing opinions are solely for your benefit and may not be relied upon by any other Person other than (i) any other Person that may become a Lender under the Agreement after the date hereof and (ii) Hunton & Williams and King & Spalding LLP, in connection with their respective opinions delivered on the date hereof under Section 3.01 of the Agreement.


                                        Very truly yours,

                                   EXHIBIT C-3

        FORM OF OPINION OF COUNSEL FOR THE COMPANY UPON EXTENSION OF THE
                                REVOLVING PERIOD
                 AND EXERCISE OF THE TERM LOAN CONVERSION OPTION




                                                                          [Date]


To each of the Lenders parties to the
Credit Agreement referred to below and
JPMorgan Chase Bank, as Administrative
Agent

     Re: Florida Power Corporation d/b/a Progress Energy Florida, Inc.



Ladies and Gentlemen:

     This opinion is furnished to you by us as counsel for Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the "Company") in connection with [the extension of the Revolving Period until ________ __, _____ under
Section 2.16 (the "Extension")](1) [the exercise of the Term Loan Conversion Option under Section 2.17 (the "Exercise")](2) of the 364-day Credit Agreement, dated as of April 1, 2003 (the "Credit Agreement"), among the Company, the lenders from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

     In connection with the preparation, execution and delivery of the Credit Agreement, we have examined or have had examined under my supervision:

     (1) The Credit Agreement.

--------------------
1        For use in connection with the Extension.

2        For use in connection with the Exercise.

     [(2) The Request for Extension of the Revolving Period, dated _____, submitted by the Company in connection with the Extension.](1)

     [(3) The Notice of Term Loan Conversion Option, dated _____, submitted by the Company in connection with the Exercise.](2)

     (4) The opinion letter of even date herewith, addressed to you by ____________, Associate General Counsel of Progress Energy Service Company, LLC, in [his] capacity as counsel to the Company and delivered in connection with [the Extension](1) [the Exercise](2).

     We have also examined the originals, or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Company or its officers or of public officials. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of the originals (other than those of the Company), and the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders and the Administrative Agent and the validity and binding effect thereof on such parties.

     We are qualified to practice law in the States of Florida and New York, and the opinions expressed herein are limited to the laws of the States of Florida and New York, the laws of the State of Florida applicable to public utilities and the federal laws of the United States. To the extent that our opinions expressed herein depend upon opinions expressed in paragraphs 1 through 4 of the Company Opinion Letter, we have relied without independent investigation on the accuracy of the opinions expressed in the Company Opinion Letter, subject to the assumptions, qualifications and limitations set forth in the Company Opinion Letter.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we of the opinion that the Credit Agreement, [after giving effect to the Extension,]1 [after giving effect to the Exercise,]2 constitutes the legal, valid and binding obligation of the Company in accordance with its terms except as enforcement may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity.

     The opinions set forth above are subject to the following qualifications:


--------------------
1        For use in connection with the Extension.

2        For use in connection with the Exercise.

     (a) In addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (b) No opinion is expressed herein as to (i) Section 8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

     (c) No opinion is expressed herein as to provisions, if any, in the Credit Agreement, which (A) purport to excuse, release or exculpate a party for liability for or indemnify a party against the consequences of its own acts, (B) purport to make void any act done in contravention thereof, (C) purport to authorize a party to make binding determinations in its sole discretion, (D) relate to the effects of laws which may be enacted in the future, (E) require waivers, consents or amendments to be made only in writing, (F) purport to waive rights of offset or to create rights of set off other than as provided by statute, or (G) purport to permit acceleration of indebtedness and the exercise of remedies by reason of the occurrence of an immaterial breach of the Credit Agreement or any related document. Further, we express no opinion as to the necessity for any Lender, by reason of such Lender's particular circumstances, to qualify to transact business in the State of New York or as to any Lender's liability for taxes in any jurisdiction.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any other Person that may become a Lender under the Credit Agreement after the date hereof.



                                        Very truly yours,

                                   EXHIBIT C-4

               FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY
                     UPON EXTENSION OF THE REVOLVING PERIOD
                 AND EXERCISE OF THE TERM LOAN CONVERSION OPTION




                                                                       [Date]



To each of the Lenders parties to the
Agreement referred to below and
JPMorgan Chase Bank, as Administrative
Agent

     Re: Florida Power Corporation d/b/a Progress Energy Florida, Inc.

Ladies and Gentlemen:

     This opinion is furnished to you by me as Vice President of Progress Energy Service Company, LLC and counsel to Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the "Borrower") in connection with [the extension of the Revolving Period until _______ under Section 2.16 (the "Extension")](1) [the exercise of the Term Loan Conversion Option under Section 2.17 (the "Exercise")](2) of the 364-day Credit Agreement, dated as of April 1, 2003 (the "Agreement", the terms defined therein being used herein as therein defined), among the Borrower, certain lenders named therein (the "Lenders") and JPMorgan Chase Bank, as Administrative Agent for the Lenders (the "Administrative Agent").

     In  connection  with  the  preparation,   execution  and  delivery  of  the
Agreement, I have examined:

     (1) The Agreement.

     [(2) The Request for Extension of the Revolving Period, dated as of ______, submitted by the Borrower in connection with the Extension.]

     [(3) The Notice of Term Loan Conversion, dated as of ______, submitted by the borrower in connection with the Exercise.]

     (4) The Restated Charter of the Borrower (the "Charter").

     (5) The Bylaws of the Borrower and all amendments thereto (the "Bylaws").


--------------------
1        For use in connection with the Extension.

2        For use in connection with the Exercise.

     (6) The FPSC Order.

     I have also examined the originals, or copies of such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower and agreements, instruments and other documents as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted as certified or photostatic copies and the authenticity of the originals (other than those of the Borrower), and the due execution and delivery, pursuant to due authorization, of the Agreement by the Lenders and the Administrative Agent and the validity and binding effect thereof on such parties.

     I am qualified to practice law in the State of Florida, and the opinions expressed herein are limited to the law of the State of Florida and the federal law of the United States.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

     1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     2. The execution, delivery and performance by the Borrower of the Agreement, [after giving effect to the Extension,](1) [after giving effect to the Exercise,](2) are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charter or the Bylaws or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction binding or affecting the Borrower.

     3. No authorization, approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for performance by the Borrower of the Agreement, [after giving effect to the Extension,]1 [after giving effect to the Exercise,]2 other than the FPSC Order, which has been duly issued, is final and in full force and effect, and all periods for review or appeal thereof have expired, and no request for review or appeal thereof has been filed or is pending

     4. To my knowledge, except as described in the reports and registration statements which the Borrower has filed with the Securities and Exchange Commission, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Agreement or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of its Subsidiaries.


--------------------
1        For use in connection with the Extension.

2        For use in connection with the Exercise.

     The opinions set forth above are subject to the qualification that no opinion is expressed herein as to the enforceability of the Agreement or any other document.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other Person other than any other Person that may become a Lender under the Agreement after the date hereof.



                                        Very truly yours,

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL
                           TO THE ADMINISTRATIVE AGENT




                                                                          [DATE]

To JPMorgan Chase Bank ("JPMorganChase"), as Administrative Agent for the Lenders referred to below, and to each of the Lenders parties to the 364-day Credit
Agreement, dated as of April 1, 2003,
among Florida Power Corporation d/b/a
Progress Energy Florida, Inc., said
Lenders and JPMorganChase, as
Administrative Agent


     Re: Florida Power Corporation d/b/a Progress Energy Florida, Inc.


Ladies and Gentlemen:

     We have acted as your counsel in connection with the preparation, execution and delivery of, and the closing on April 1, 2003 under, the 364-Day Credit Agreement, dated as of April 1, 2003 (the "Credit Agreement"), among Florida Power Corporation d/b/a Progress Energy Florida, Inc. (the "Company"), the Lenders from time to time parties thereto and JPMorganChase, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein as therein defined.

     In this connection, we have examined the following documents:

     1. a counterpart of the Credit Agreement, executed by the parties thereto;

     2. the documents furnished by or on behalf of the Company pursuant to subsections (a) through (f) and (h) of Section 3.01 of the Credit Agreement, including, without limitation, the opinion of the General Counsel to the Company and the opinion of Hunton & Williams, counsel to the Company (the "Company Opinions").

     In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that you have independently evaluated, and are satisfied with, the creditworthiness of the Company and the business terms reflected in the Credit Agreement. We have relied, as to factual matters, on the documents we have examined.

         To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Company Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Company Opinions.

     Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Credit Agreement is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     Our opinion is subject to the following qualifications:

     (a) The enforceability of the Company's obligations under the Credit Agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

     (b) The enforceability of the Company's obligations under the Credit Agreement is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

     (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties is determined to have constituted negligence.

     (d) We express no opinion  herein as to (i) the  enforceability  of Section
8.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

     (e) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

     The foregoing opinion is solely for your benefit and may not be relied upon by any other person or entity.


                                        Very truly yours,

                                    EXHIBIT E

                          FORM OF REQUEST FOR EXTENSION
                             OF THE REVOLVING PERIOD

                            364-DAY CREDIT AGREEMENT
                            dated as of April 1, 2003
                       -----------------------------------

          FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
                                    (Company)

                                       AND

                               JPMORGAN CHASE BANK
                             (Administrative Agent)

                    Request for Extension of Revolving Period
                                       and
          Certificate of Representations and Warranties and No Default


     I, [______________], Vice President and Treasurer of Florida Power Corporation d/b/a Progress Energy Florida, Inc., do hereby request that the Revolving Period of the 364-day Credit Agreement, dated as of April 1, 2003 (hereinafter the "Credit Agreement"), be extended for an additional 364-day period (hereinafter the "Proposed Extension") pursuant to Section 2.16 of the Credit Agreement and, in connection therewith, hereby certify as follows: (i) as of the date hereof, the representations and warranties set forth in Section 4.01 (including without limitation those regarding any required approvals of or notices to governmental bodies) of the Credit Agreement are and will be as of the effective date of the Proposed Extension accurate both before and after giving effect to the Proposed Extension; and (ii) as of the date hereof, no Event of Default, as defined in Section 6.01 of the Credit Agreement, has occurred, nor has any event occurred, that with the giving of notice or the passage of time or both, would constitute an Event of Default, in either case both before and after giving effect to the Proposed Extension.

     Witness my hand this ______ day of _________, ____.




                            ------------------------
                               [----------------]
                          Vice President and Treasurer

                                    EXHIBIT F

                               FORM OF REQUEST FOR
                           TERM LOAN CONVERSION OPTION


                            364-DAY CREDIT AGREEMENT
                            dated as of April 1, 2003
                       -----------------------------------

          FLORIDA POWER CORPORATION d/b/a PROGRESS ENERGY FLORIDA, INC.
                                    (Company)

                                       AND

                               JPMORGAN CHASE BANK
                             (Administrative Agent)

                     Request for Term Loan Conversion Option
                                       and
          Certificate of Representations and Warranties and No Default


     I, [______________], Vice President and Treasurer of Florida Power Corporation d/b/a Progress Energy Florida, Inc., do hereby exercise the Term Loan Conversion Option of the 364-day Credit Agreement, dated as of April 1, 2003 (hereinafter the "Credit Agreement"), pursuant to Section 2.17 of the Credit Agreement and, in connection therewith, hereby certify as follows: (i) as of the date hereof, the representations and warranties set forth in Section 4.01 (including without limitation those regarding any required approvals of or notices to governmental bodies) of the Credit Agreement are and will be as of the effective date of the Term Loan Conversion Option accurate both before and after giving effect thereto; and (ii) as of the date hereof, no Event of Default, as defined in Section 6.01 of the Credit Agreement, has occurred, nor has any event occurred, that with the giving of notice or the passage of time or both, would constitute an Event of Default, in either case both before and after giving effect to the effectiveness of the Term Loan Conversion Option.

     Witness my hand this ______ day of _________, ____.




                            ------------------------
                               [----------------]
                          Vice President and Treasurer